Exhibit 99.3

Dear Aegerion Colleagues,

This morning we announced that Aegerion and QLT will merge to create a global, rare disease company called Novelion Therapeutics. This is an exciting and historic day and I hope that you take pride in your hard work and dedication to all our stakeholders which have enabled us to achieve this goal. We now expect to have the capital, breadth and capabilities to impact more patients with rare and debilitating diseases.

Five months ago, the Management team and I outlined a roadmap detailing critical steps for stabilizing the company, unlocking value and driving future growth. To that end, we have all been working diligently to execute on those priorities, including addressing management issues, realigning our cost structure and enhancing our product pipeline in order to bolster Aegerion’s capabilities for transformative impact.

The merger between QLT and Aegerion is a strong strategic fit that allows Aegerion to address its capital needs, diversify our portfolio, leverage our global commercial infrastructure and provide us with the ability to potentially transition our core business to generate positive cash from operations in 2017.

We believe this highly complementary merger will transform QLT and Aegerion into a strong, rare disease focused organization with a diversified portfolio consisting of Aegerion’s two commercially branded products, Juxtapid and Myalept, and QLT’s QLT091001 (“Zuretinol Acetate” or “Zuretinol”), a Phase 3-ready Ultra-Orphan Fast Track and Orphan Drug designated asset being developed for the treatment Inherited Retinal Disease caused by underlying mutations in RPE65 or LRAT genes (IRD), which indication comprises Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP).Both are severe forms of inherited retinal degenerative diseases that cause progressive vision loss starting in childhood and lead to inevitable blindness.

Zuretinol is expected to advance to Phase 3 clinical trials in the third quarter of 2016. Based on clinical trials to date, we believe this asset has meaningful potential value as an oral, chronic treatment that provides improvement in functional visual endpoints without surgical intervention as a replacement for a missing biochemical component of the visual cycle in LCA and RP patients with RPE65 or LRAT gene defects.

This opportunity to merge with QLT is truly compelling for Aegerion and represents another important step forward in executing our strategic plan to reimagine our company. Attached is the press release that was issued jointly with QLT this morning where you can read more about the merger agreement.

Other key points to today’s announcement:

•                  Following the merger, Novelion will have its base of business operations in Cambridge, MA, but will be headquartered in Vancouver, British Columbia, Canada, where QLT is currently located.

•                  It will be led by the Aegerion management team, with me serving as CEO. The board will have representation from both companies, as well as up to two of our shareholders.

•                  The transaction is expected to close in late Q3 or early Q4.

•                  The merger is premised on the opportunity to grow revenues and accelerate the development and, if approved, commercialization of the retinoid program.

•                  A number of both new investors and existing shareholders of both companies has committed to invest $20 million in QLT and to vote in favor of the proposed transaction. This investment is expected to provide Novelion with additional capital to support future operations and the potential opportunity for targeted business development initiatives.

•                  Employees will benefit from being part of a company with a more stable financial foundation which we believe will create greater opportunities over the long term.

What Happens Next? It’s Business As Usual

Until the transaction is complete, we and QLT will continue to operate as two separate entities. Your responsibilities have not changed. As in any transaction of this size, the integration process will take time. In the coming weeks, we will establish an integration-planning team. We will also communicate more information to you as quickly as we can on our integration plans.

Keeping You Informed

Today’s announcement will generate lots of questions. To help answer those, we’ll be gathering together later this morning for an employee meeting in Cambridge, and holding a call for our EU and International colleagues. Details will follow. In addition, we plan to provide weekly updates to you via email.

This is truly a fresh start for the company. I hope you’ll be as excited by this announcement as I am. This transaction paves the way for us to press onward in the new direction we have charted for ourselves.

Together we are building an amazing Rare Disease company that impacts patients with rare diseases in a meaningful way. Today’s announcement is a testament to your hard work and dedication. You have helped create this opportunity and I hope you share my excitement about the future ahead. Thank you for all you have done to make today’s announcement possible.

It is an honor and privilege to work with each of you!

Sincerely,

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to buy or solicitation of any offer to sell securities or a solicitation of any vote or approval. It does not constitute a prospectus and no offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to the proposed business transaction between QLT and Aegerion.  In connection with the proposed transaction, QLT will file with the SEC a registration statement on Form S-4 that will include the joint proxy statement/circular of Aegerion and QLT that also includes a prospectus relating to shares of QLT common stock to be issued in connection with the proposed transaction. Aegerion and QLT will mail the joint proxy statement/circular to their respective shareholders in connection with the transaction. This communication is not a substitute for the registration statement, joint proxy statement/circular, prospectus or other documents that QLT and/or Aegerion may file with the SEC in connection with the proposed transaction. INVESTORS OF QLT AND AEGERION ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT

PROXY STATEMENT/CIRCULAR, PROSPECTUS AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QLT, AEGERION AND THE PROPOSED TRANSACTION. Aegerion shareholders will be able to obtain the registration statement, joint proxy statement/circular, and prospectus, as well as other filings containing information about Aegerion, QLT and the proposed transaction, free of charge, at the website maintained by the SEC at www.sec.gov and, in QLT’s case, also on the SEDAR website maintained by the Canadian Securities Administrators (CSA) at www.sedar.com. Aegerion shareholders may also obtain these documents, free of charge, from Aegerion’s website (www. Aegerion.com) under “Investors—Financial Information—SEC Filings” or by directing a request to Aegerion’s Secretary at Aegerion Pharmaceuticals, Inc., One Main Street, Suite 800, Cambridge, MA 02142. QLT shareholders may also obtain these documents, free of charge, from QLT’s website at www.QLTinc.com under “Investors—Securities Filings—Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.

Participants in the Solicitation

The respective directors and executive officers of Aegerion and QLT and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Aegerion’s directors and executive officers is available or incorporated by reference in its Annual Report on Form 10-K filed with the SEC on March 15, 2016, and information regarding QLT directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC and the CSA on February 25, 2016, as amended by its Annual Report on Form 10-K/A filed with the SEC and the CSA on April 29, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the registration statement, joint proxy statement/circular and other relevant materials to be filed with the SEC and the CSA.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements contained in this document may include, without limitation, statements regarding the proposed transaction between QLT and Aegerion, the timing and financial and strategic benefits thereof, expected impact of the transaction and private placement investment on the cash balance of Novelion following the merger, Novelion’s future strategy, plans and expectations after the merger, and the anticipated timing of clinical trials and approvals for, and the commercial potential of, its pipeline products.  Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the failure to receive, on a timely basis or otherwise, the required approvals by Aegerion and QLT shareholders and government or regulatory agencies; the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and QLT operations will be greater than expected; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes, including changes in tax laws or interpretations that could increase the QLT or Aegerion’s consolidated tax liabilities; and other risk factors relating to the biopharmaceutical industry, as detailed from time to time in each of Aegerion’s and QLT’s reports filed with the SEC and, in QLT’s case, the CSA. Investors should not place undue reliance on forward-looking statements. The forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends. Such statements are made as of the date of this document, and except to the extent otherwise required by applicable law, we undertake no obligation to update such statements after this date. In addition to those risks described above, risks and uncertainties that could cause our actual results to materially differ from those described are discussed in our filings with the SEC (including those described in Item 1A of Aegerion’s and QLT’s Annual Reports on Form 10-K for the year ended December 31, 2015 and Aegerion’s and QLT’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, in each case under the heading “Risk Factors” and elsewhere in such filings).